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EX-10.22.2 - Cancellation of Investment Banking Consulting Agreement dated March
             30, 2001 between Eurotech, Ltd. and Adolph Komorsky Investments

Real advice for real people
                           ADOLPH KOMORSKY INVESTMENTS
                               MEMBER NASD - SIPC
             660 White Plains Road, Suite 430 o Tarrytown, NY 10591
          Phone: (914) 729-0700 o (800) 849-6167 o Fax: (914) 729-0740
                              www.AKinvestments.com


March 30, 2001

Don V. Hahnfeldt, CEO
Eurotech, Ltd.
10306 Eaton Place, Suite 220
Fairfax, VA 22033


Dear Don:

Current market conditions being what they are, corporate finance activity has been grinding to a halt all over Wall Street. For this reason, and having no wish to place undue burden on Eurotech, we feel it necessary to cancel the investment Banking Consulting Agreement which has existed between our two firms since January 4, 2001. This would also apply, of course, to the amendment to said Agreement dated January 18, 2001.

We will continue to monitor the situation, and hopefully we will be able to revisit the idea of working together in the future. We believe Eurotech to be on an exciting path, and wish you all the best for success in the future.


Best regards,


/s/ Marc E. Komorsky
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Marc E. Komorsky
Director